Exhibit 3.2

SIXTH AMENDED AND RESTATED BYLAWS

OF

FRONTIER OIL CORPORATION

A Wyoming Corporation

(the “Corporation”)

Date of Adoption: July 1, 2011

ARTICLE I

OFFICES

Section 1.                      The registered office of the Corporation shall be located in Cheyenne, Wyoming.

Section 2.                      The Corporation may also have offices at such other places both within and without the State of Wyoming as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.                      An annual meeting of shareholders shall be held on a date and at a time designated by resolution of the Board.  At the annual meeting, directors shall be elected to serve for the ensuing year and until their successors are elected.  Any other proper business may also be transacted at the annual meeting.

Section 2.                      Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President, the Board or upon written demand of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered.

Section 3.                      Written or printed notice of the annual meeting, stating the date, time, and place of the meeting, shall be delivered not less than 10 days nor more than 60 days before the date of the meeting, either personally, by mail, or by facsimile, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4.                      The Board may determine where each meeting of shareholders shall be held, but in the absence of any designation by the Board of the meeting place, meetings of shareholders shall be held at the office of the Secretary of the Corporation.

ARTICLE III

QUORUM AND VOTING OF STOCK

Section 1.                      A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of the voting group for action on that matter, except as otherwise provided by statute or by the Articles of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.                      If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by law or the Articles of Incorporation.

Section 3.                      Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless the Articles of Incorporation or applicable law provides otherwise.  A shareholder may vote either in person or by proxy executed in writing, either manually or in facsimile, or sent by electronic transmission by the shareholder or by his duly authorized attorney-in-fact.

Section 4.                      Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if notice of the proposed action is given to all voting shareholders and if one or more written consents setting forth the action so taken shall be signed, either manually or in facsimile, or sent by electronic transmission by shareholders entitled to vote with respect to the subject matter thereof holding at least the number of shares that would be required to approve such action if taken at a meeting.

ARTICLE IV

DIRECTORS

Section 1.                      The authorized number of directors who shall constitute the Board shall be fixed from time to time by resolution of the Board.  Whenever there shall be fewer directors in office than the authorized number of directors, the Board may, by resolution approved by a majority of the directors then in office, choose one or more additional directors, each of whom shall hold office until the next annual meeting of shareholders or until his successor is duly elected.  The first Board shall hold office until the first meeting of shareholders.

Section 2.                      The business affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 3.                      The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Wyoming, at such place or places as they may from time to time determine.

Section 4.                      The Board, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

ARTICLE V

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.                      Meetings of the Board, regular or special, may be held either within or without the State of Wyoming.

Section 2.                      The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the consent in writing of a majority of the directors.  No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.

Section 3.                      Regular meetings of the Board may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

Section 4.                      Special meetings of the Board may be called on one day’s notice to each director, either personally, by mail (including electronic mail) or by facsimile.

Section 5.                      Attendance or participation of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon his arrival), objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of the notice of such meeting.

Section 6.                      A majority of the authorized number of directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the Articles of Incorporation.  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by statute or by the Articles of Incorporation.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present.

Section 7.                      Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed, either manually or in facsimile, or sent by electronic transmission by each of the directors.

ARTICLE VI

COMMITTEES

Section 1.                      The Board may create one or more committees that may consist of one or more members of the Board.  Committee members shall serve at the Board’s pleasure.  To the extent specified by the Board or the Articles of Incorporation or these Bylaws, each committee shall have and exercise all of the authority of the Board in the management of the Corporation, except as otherwise provided by law.

ARTICLE VII

OFFICERS

Section 1.                      The officers of the Corporation shall be chosen by the Board, and may consist of a President, any number of Vice-Presidents, a Secretary and a Treasurer, and any such other offices as the Board deems appropriate in its sole discretion.

Section 2.                      No officer need be a member of the Board.  Any person serving as an officer of the Corporation may hold one or more offices.

Section 3.                      The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.                      The salaries of all officers and agents of the Corporation shall be fixed by the Board.

Section 5.                      The officers of the Corporation shall hold office until their successors are chosen and duly qualified.  Any officer elected or appointed by the Board may be removed at any time with or without cause by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Corporation shall be filled by the Board in its sole discretion.

THE PRESIDENT

Section 6.                      The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

THE VICE-PRESIDENTS

Section 7.                      The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 8.                      The Secretary shall attend all meetings of the Board and all meetings of the shareholders, and shall record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he or she shall be.  He or she shall have custody of the corporate seal of the Corporation, and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by signature.

Section 9.                      The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 10.                      The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

Section 11.                      The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 12.                      The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE VIII

CERTIFICATES FOR SHARES

Section 1.                      The shares of the Corporation shall be represented by certificates or shall be uncertificated.  Each share certificate shall be signed by the President or a Vice-President and the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer of the Corporation, or by the Board, and may be sealed with the seal of the Corporation or a facsimile thereof.  When the Corporation is authorized to issue different classes of shares or different series within a class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a statement of the designations, preferences, limitations, and relative rights applicable to each class, and the variations in the relative rights, preferences, and limitations determined for each series and the authority of the Board to determine variations for future series.  If the shares are uncertificated, the Corporation will send the shareholder a written statement containing the same information required to be set forth on certificates.

Section 2.                      The signatures of the persons signing a share certificate may be facsimiles.  In case any person who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to hold such office before such certificate is issued, the certificate is nevertheless valid.

LOST CERTIFICATES

Section 3.                      The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation, which is alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4.                      Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction recorded upon the books of the Corporation.

FIXING RECORD DATE

Section 5.                      For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix a record date, in advance, that may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.  This record date is effective for any adjournment unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

REGISTERED SHAREHOLDERS

Section 6.                      The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote with respect to the shares shown to be owned, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

LIST OF SHAREHOLDERS

Section 7.                      After fixing a record date for a meeting, the officer or agent having charge of the transfer books for shares shall make a complete record of the shareholders entitled to notice of the meeting, arranged in alphabetical order, with the address of each and the number of shares held by each.  This record shall be available for inspection by any shareholder, beginning 2 business days after notice of the meeting is given and continuing through the meeting.  It shall be kept on file at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held and be subject to inspection by any shareholder at any time during usual business hours.  The record shall also be open for inspection during the meeting at the place of the meeting or at any adjournment.  The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such record or share ledger or transfer book or to vote at any meeting of the shareholders.

ARTICLE IX

GENERAL PROVISIONS

CHECKS

Section 1.                      All checks or demands for money, and notes of the Corporation, shall be signed by such officer or officers, or such other person or persons as the Board may from time to time designate.

FISCAL YEAR

Section 2.                      The fiscal year of the Corporation shall end on December 31 of each year unless otherwise fixed by resolution of the Board.

SEAL

Section 3.                      The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Wyoming".  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

EXECUTION OF DOCUMENTS

Section 4.                      Unless otherwise authorized by the Board, all contracts, deeds, deeds of trust, mortgage bonds, indentures, endorsements, assignments, powers of attorney and other instruments or documents of whatsoever kind shall be executed for or on behalf of the Corporation by the President, a Vice President or the Treasurer.

ARTICLE X

AMENDMENTS

Section 1.                      These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting of the Board, unless otherwise provided by the Articles of Incorporation or Bylaws or the shareholders in amending or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw.

Section 2.                      A bylaw that fixes a greater quorum or voting requirement for the Board may be amended or repealed by the shareholders only if the provision was originally adopted by the shareholders or by either the shareholders or the Board if the provision was originally adopted by the Board.